Exhibit 99.3

SCANNER TECHNOLOGIES CORPORATION
UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

                The following unaudited Pro Forma Combined Balance Sheet is derived from the Balance Sheets of the Registrant and Scanner Technologies Corporation and its wholly owned subsidiary (Scanner) as of June 30, 2002.  The unaudited Pro Forma Balance Sheet reflects the Registrant's merger with Scanner and assumes that such acquisition was consummated as of June 30, 2002.  The following unaudited Pro Forma Statements of Operations are derived from the Statements of Operations of Scanner for the year ended December 31, 2001 and the six month period ended June 30, 2002, both of which are included elsewhere or incorporated by reference into this Current Report, and from the historical financial statements of the Registrant.  The unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2001 and the six month period ended June 30, 2002 give effect to the merger as if it had occurred at January 1, 2001.  The unaudited Pro Forma Financial Statements account for the merger as a capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Scanner issuing securities to the Registrant in exchange for the net monetary liabilities of the Registrant, accompanied by a recapitalization and, as a result, no goodwill relating to the merger will be recorded in the unaudited Pro Forma Combined Financial Statements.

                The unaudited Pro Forma Combined Balance Sheet and Statements of Operations should be read in conjunction with the financial statements of Scanner and the Registrant and the respective Notes thereto included elsewhere in this Current Report.  The Pro Forma Combined Statements of Operations do not purport to represent what the results of operations would actually have been if the merger had occurred on the date indicated or to project the results of operations for any future period or date.  The pro forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the Notes thereto, which management believes are reasonable.

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2002

	Scanner Technologies	Southwest Capital	Acquisition Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$83,252	$10,697	$148,070	(2)	$242,019
Accounts receivable, net	321,756	—	—		321,756
Income taxes receivable	235,900	—	—		235,900
Inventory	810,909	—	—		810,909
Prepaid expenses	116,108	—	—		116,108
TOTAL CURRENT ASSETS	1,567,925	10,697	148,070		1,726,692

PROPERTY AND EQUIPMENT, net	63,998	—	—		63,998
INTANGIBLES	—	—	370,505	(1)	370,505
OTHER	12,239	—	—		12,239

TOTAL ASSETS	$1,644,162	$10,697	$518,575		$2,173,434

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$675,664	$12,252	$—		$687,916
Accrued expenses	110,399	1,459	—		111,858
TOTAL CURRENT LIABILITIES	786,063	13,711	—		799,774

NOTES PAYABLE — RELATED PARTIES	—	20,600	375,640	(1)	396,240
ACCRUED LICENSE FEES	5,135	—	(5,135	)(1)	—

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	70,612	2,536,763	460,971	(2)(3)(4)	3,068,346
Additional paid-in capital	2,080,598	2,230,304	(4,310,902	)(2)(3)(4)	—
Stock options	937,430	—	(937,430	)(2)	—
Deferred stock option compensation	(335,195)	—	335,195	(2)	—
Accumulated deficit	(1,900,481)	(4,790,681)	4,600,236	(2)(3)	(2,090,926)
TOTAL STOCKHOLDERS' EQUITY	852,964	(23,614)	148,070		977,420

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,644,162	$10,697	$518,575		$2,173,434

See notes to unaudited pro forma combined financial statements.

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2002

	Scanner Technologies	Southwest Capital	Acquisition Adjustments		Pro Forma Combined
REVENUES	$560,642	$—	$—		$560,642

COST OF GOODS SOLD	177,023	—	—		177,023

GROSS PROFIT	383,619	—	—		383,619

OPERATING EXPENSES
Selling, general and administrative	689,082	18,945	(91,502	)(1)(2)	616,525
Research and development	361,213	—	—		361,213
Legal fees	351,762	—	—		351,762
	1,402,057	18,945	(91,502)		1,329,500

LOSS FROM OPERATIONS	(1,018,438)	(18,945)	91,502		(945,881)

OTHER INCOME (EXPENSE)
Other income	523	—	—		523
Interest expense	(10)	(306)	—		(316)

LOSS BEFORE INCOME TAXES	(1,017,925)	(19,251)	91,502		(945,674)

INCOME TAX BENEFIT	(72,700)	—	(900	)(1)	(73,600)

NET LOSS	$(945,225)	$(19,251)	$92,402		$(872,074)

NET LOSS PER SHARE — BASIC AND DILUTED					$(0.09)

WEIGHTED AVERAGE SHARES OUTSTANDING —
BASIC AND DILUTED					10,000,988 (5)

See notes to unaudited pro forma combined financial statements.

SCANNER TECHNOLOGIES CORPORATION AND SUBSIDIARY

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2001

	Scanner Technologies	Southwest Capital	Acquisition Adjustments		Pro Forma Combined
REVENUES	$1,772,625	$—	$—		$1,772,625

COST OF GOODS SOLD	457,731	—	—		457,731

GROSS PROFIT	1,314,894	—	—		1,314,894

OPERATING EXPENSES
Selling, general and administrative	1,674,079	1,397,279	269,187	(1(2)	3,340,545
Research and development	631,514	—	—		631,514
Legal fees	718,074	—	—		718,074
	3,023,667	1,397,279	269,187		4,690,133

LOSS FROM OPERATIONS	(1,708,773)	(1,397,279)	(269,187)		(3,375,239)

OTHER INCOME (EXPENSE)
Other income	10,001	—	—		10,001
Interest expense	(198)	(672)	—		(870)

LOSS BEFORE INCOME TAXES	(1,698,970)	(1,397,951)	(269,187)		(3,366,108)

INCOME TAX BENEFIT	(395,746)	—	9,700	(1)	(386,046)

NET LOSS	$(1,303,224)	$(1,397,951)	$(278,887)		$(2,980,062)

NET LOSS PER SHARE — BASIC AND DILUTED					$(0.30)

WEIGHTED AVERAGE SHARES OUTSTANDING —
BASIC AND DILUTED					10,000,988 (5)

See notes to unaudited pro forma combined financial statements.

Scanner Technologies Corporation

Notes to the Unaudited Pro Forma Combined Financial Statements

1.                                                                                     Scanner and its President and Chief Executive Officer and his spouse, as joint owners of certain intellectual property rights, have an agreement pursuant to which upon a change in control, Scanner is required to purchase these intellectual property rights (which are currently being licensed to Scanner) for an amount equal to the legal fees the owners have incurred to date, $370,504, plus $1.  The total cost of these rights ($370,505) has been capitalized in the pro forma balance sheet with an offset to related party notes payable.  The Pro Forma Statements of Operations include amortization of $60,939 and $30,469 for the year ended December 31, 2001, and the six month period ended June 30, 2002, respectively.  The useful life of the patents is estimated to be six years.  The Company expects to incur only nominal amounts of transaction costs and expenses as a result of this transaction.  In connection with this transaction, the accrued license fees, which will no longer be paid, are being satisfied by transferring the balance to notes payable.  License fees were $88,209 and $28,032 for the year ended December 31, 2001, and the six month period ended June 30, 2002, respectively.  The income tax adjustment in the Pro Forma Statements of Operations reflects the tax expense (benefit) as the result of the changes in expenses described above.

2.                                                                                     The Pro Forma Balance Sheet adjustments reflect the exercise of stock options to purchase 507,000 shares of Scanner's common stock for $148,070.  These options had an additional valuation of $792,680 that was included in Stockholders' Equity under the caption Stock Options.  Options with an original valuation of $144,750 were not exercised and were cancelled.  Total amortization on the cancelled options was $92,883 through June 30, 2002.  The Deferred Stock Option Compensation of $335,195 less the unamortized balance on the cancelled options ($51,867) has increased the accumulated deficit.  The amortization on the cancelled options has reduced the accumulated deficit.  The adjustments to the Pro Forma Statement of Operations reflect additional expenses of $296,457 for the year ended December 31, 2001, and reduced expenses of $93,939 for the six month period ended June 30, 2002.  The additional expenses in 2001 represent the deferred stock option compensation balance on the exercised options at December 31, 2000, plus the valuation on the options issued in 2001 less the amortization included in the historical statements for the year.  The adjustment for the period ended June 30, 2002, reflects the amortization included in the historical statements for that period.

3.                                                                                     The reduction to common stock in the amount of $2,536,763, the reduction to additional paid-in capital in the amount of $2,253,918 and the reduction to the accumulated deficit in the amount of $4,790,681 reflect the recapitalization of the Registrant's common stock and accumulated deficit as a result of the merger of Scanner and Southwest.

4.                                                                                     The increase to common stock and the reduction to additional paid-in capital in the amount of  $2,992,664 reflects the change to no par value for the common stock.

5.                                                                                     Common Stock equivalents are assumed to be anti-dilutive.  Shares outstanding — basic and diluted — are based on shares outstanding at the date of the merger.

6.                                                                                     In March 2002, the Company obtained a line of credit from a bank.  The line in the amount of $900,000 with an interest rate based on the prime interest rate has a term of one year, renewable at the discretion of the bank.  The line is guaranteed by shareholders who received for their financial support warrants to purchase a total of 225,000 shares of Company's common stock at $2.75 per share.  No amounts were outstanding under this line at June 30, 2002.  The warrants have a fair market value of $0, as determined by the Black-Scholes Model.  In the subsequent merger with Southwest Capital

Corporation on July 31, 2002, the warrants were converted into warrants to purchase a total of 59,445 units of Company's securities at $10.80 per unit, each unit consisting of four shares of Company's common stock and a warrant to purchase one share of Company's common stock at $1.